SUBSIDIARIES OF THE REGISTRANT

                     Americrown Service Corporation,
                      a South Carolina Corporation

                         Chicago Holdings, Inc.,
                          a Nevada Corporation

                      Event Equipment Leasing, Inc.,
                          a Florida Corporation

                       Event Support Corporation,
                          a Florida Corporation

                      Facility Investments, Inc.,
                          a Nevada Corporation

                      Great Western Sports, Inc.,
                         an Arizona Corporation,
                        d/b/a Tucson Raceway Park

                           ISC Properties, Inc.
                          a Florida Corporation

               Kansas International Speedway Corporation,
                          a Kansas Corporation

                          Miami Speedway Corp.,
                          a Nevada Corporation

                  Midwest Facility Investments, Inc.,
                          a Florida Corporation

                     North American Testing Company,
                          a Florida Corporation

                          Phoenix Speedway Corp.,
                          a Delaware Corporation
                 d/b/a/ Phoenix International Raceway

                        Seasonal Services, Inc.,
                          a Florida Corporation

           South Carolina International Speedway Corporation,
                      a South Carolina Corporation,
                 d/b/a Darlington International Raceway

                    Watkins Glen International, Inc.,
                         a New York Corporation
                    d/b/a Watkins Glen International